Exhibit 99.1

TheStreet Reports Fourth Quarter & Full Year 2014 Results

FY 2014 Revenue of $61.1M, up 12%, with Adjusted EBITDA(1) of $2.8M, up 32%

NEW YORK March 4, 2015 – TheStreet, Inc. (NASDAQ: TST), a leading digital financial media company, today reported financial results for the fourth quarter and full year 2014. For the fourth quarter, the Company reported revenue of $17.3 million, net loss of ($1.6) million and Adjusted EBITDA of $1.1 million. For the full year, the Company reported revenue of $61.1 million, net loss of ($3.8) million and Adjusted EBITDA of $2.8 million.

“Our 2014 performance demonstrates our strategy of growing subscription business through BoardEx, a significant acquisition that complements our existing products and expands our customer base and service offerings,” said Elisabeth DeMarse, Chairman, President and Chief Executive Officer.

“In 2015, we will continue to focus on growing subscription across The Deal and retail platforms through strengthening our synergies as well as through improving user experience on our free sites. We believe that we are well positioned for future growth as we expect interest to increase and the financial markets to continue the upward movement,” concluded DeMarse.

Fourth Quarter Results

Revenue in the fourth quarter of 2014 was $17.3 million, an increase of 17% from $14.8 million in the prior year period. Subscription Services revenue in the fourth quarter was $13.3 million, an increase of 17% compared to the prior year period primarily due to organic growth in subscription newsletters and The Deal pipeline, as well as revenue from the BoardEx acquisition. Media revenue in the fourth quarter was $4.0 million, an increase of 16% compared to the prior year period primarily due to higher demand from both repeat and non-repeat advertisers.

Operating expenses in the fourth quarter were $18.4 million, an increase of 25% compared to the prior year period primarily due to transaction related costs and BoardEx operating expenses.

Net loss in the fourth quarter was ($1.6) million compared to net income of $0.2 million in the prior year period. The net loss for the quarter was primarily due to transaction related costs and a provision for deferred income taxes. The Company reported basic and diluted net loss per share attributable to common stockholders of ($0.05) in the fourth quarter of 2014 compared to a net income per share of $0.01 in the prior year period. Adjusted EBITDA was $1.1 million in the fourth quarter compared to $1.6 million in the prior year period.

1

Full Year Results

Revenue for the full year 2014 was $61.1 million, an increase of 12% from $54.5 million in the prior year. Subscription Services revenue for the full year was $48.0 million, an increase of 10% compared to the prior year primarily due to organic growth in subscription newsletters and The Deal pipeline, as well as revenue from the BoardEx acquisition. Media revenue for the full year was $13.0 million, an increase of 19% from the prior year primarily due to higher demand from both repeat and non-repeat advertisers.

Operating expenses for the full year were $64.5 million, an increase of 10% compared to the prior year primarily due to transaction related costs and BoardEx operating expenses.

Net loss for the year was ($3.8) million compared to a net loss of ($3.8) million in the prior year. The Company reported basic and diluted net loss per share attributable to common stockholders of ($0.12) for the full year compared to a net loss per share of ($0.11) for the prior year. Excluding transaction related costs, net loss for the year was ($2.2) million and net loss per share attributable to common stockholders for the year was ($0.08). Adjusted EBITDA for the full year was $2.8 million compared to $2.1 million for the prior year.

The company generated $3.6 million in operating cash flow for year ended December 31, 2014, compared to of $2.5 million for the prior year, an increase of 43%. The Company ended the year with cash and cash equivalents, restricted cash and marketable securities of $37.3 million.

Selected Operating Metrics

•	For total Subscription Services:

o	Bookings were $14.6 million for the fourth quarter, which includes the impact of BoardEx acquisition, an increase of 27% from the prior year period.

o	Bookings for the full year were $49.6 million, compared to $45.0 million in the prior year, an increase of 10%.

•	For Subscription Newsletters(2):

o	The number of paid subscriptions at the end of the period was 83,700, an increase of 7% from the prior year and 1% sequentially.

o	Average revenue per user for the fourth quarter decreased (2%) compared to the prior period and was unchanged sequentially.

o	Average monthly churn was 3% for the fourth quarter, compared to 2% in the prior year period and 3% sequentially(3).

2

Conference Call Information

TheStreet will discuss its financial results for the fourth quarter today at 4:30 p.m. ET.

To participate in the call, please dial (888) 395-3227 (domestic) or (719) 325-2215 (international). The Conference ID number is 3661898. This call is being webcast and can be accessed in the Investor Relations section of TheStreet website at http://investor-relations.thestreet.com/events.cfm. A replay of the webcast will be available on our website.

About TheStreet

TheStreet, Inc. (www.t.st) is a leading independent digital financial media company providing business and financial news, investing ideas and analysis to personal and institutional investors worldwide.  The Company's portfolio of business and personal finance brands includes: TheStreet, RealMoney, Action Alerts PLUS and MainStreet. To learn more, visit www.thestreet.com.  The Deal, the Company's institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control and through its BoardEx product, director and officer profiles. To learn more, visit www.thedeal.com and www.boardex.com. RateWatch, the Company’s business unit that provides rate and fee data from banks and credit unions across the U.S. for a wide variety of banking products. To learn more, visit www.rate-watch.com.

Non-GAAP Financial Information

(1) To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company uses non-GAAP measures of certain components of financial performance, including "EBITDA," "Adjusted EBITDA" and "free cash flow." EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company's business and provide an indication of the Company's ability to service debt and fund acquisitions and capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. Adjusted EBITDA further eliminates the impact of non-cash stock compensation, restructuring, transaction related costs and other charges affecting comparability. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. "Free cash flow" means net loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures. The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

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(2) Subscription newsletters includes investing newsletters and excludes subscriptions from The Deal, DealFlow Media, BoardEx and Rate Watch.

(3) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the recent acquisition of BoardEx, growth initiatives and expectations for 2015. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission ("SEC") that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment, our ability to drive revenue, and increase or retain current subscription revenue, our ability to improve the user experience and optimize our free sites and generate new subscription revenue; our ability to successfully integrate BoardEx and other acquisitions; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

John Ferrara

Chief Financial Officer

TheStreet, Inc.

212-321-5234

ir@thestreet.com

John Evans

Investor Relations
PIR Communications
415-309-0230
ir@thestreet.com

4

THESTREET, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31, 2014	December 31, 2013
Current Assets:
Cash and cash equivalents	$32,459,009	$45,443,759
Marketable securities	2,009,240	9,426,875
Accounts receivable, net of allowance for doubtful
accounts of $318,141 at December 31, 2014 and $202,207 at
December 31, 2013	5,103,899	4,502,344
Other receivables	549,933	299,687
Prepaid expenses and other current assets	987,693	1,167,029
Restricted cash	639,750	139,750
Total current assets	41,749,524	60,979,444
Property and equipment, net of accumulated depreciation
and amortization of $4,003,538 at December 31, 2014
and $9,212,676 at December 31, 2013	2,926,825	3,381,572
Marketable securities	1,560,000	3,670,860
Other assets	77,052	21,800
Goodwill	44,810,467	27,997,286
Other intangibles, net of accumulated amortization of $12,896,782
at December 31, 2014 and $13,817,447 at December 31, 2013	20,147,209	11,681,815
Restricted cash	661,250	1,161,250
Total assets	$111,932,327	$108,894,027
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,474,737	$2,352,521
Accrued expenses	6,279,082	4,338,423
Deferred revenue	26,427,816	22,122,763
Other current liabilities	1,241,508	957,741
Total current liabilities	36,423,143	29,771,448
Deferred tax liability	728,899	288,000
Other liabilities	6,910,175	4,671,421
Total liabilities	44,062,217	34,730,869
Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at December 31, 2014 and December 31, 2013.;
the aggregate liquidation preference totals $55,000,000 as of
December 31, 2014 and December 31, 2013	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 41,967,369 shares issued and 34,727,641
shares outstanding at December 31, 2014, and 41,058,246
shares issued and 34,044,339 shares outstanding at
December 31, 2013	419,674	410,582
Additional paid-in capital	271,943,049	273,861,536
Accumulated other comprehensive income	(227,476)	(178,183)
Treasury stock at cost; 7,239,728 shares at December 31, 2014
and 7,013,907 shares at December 31, 2013	(12,908,943)	(12,364,460)
Accumulated deficit	(191,356,249)	(187,566,372)
Total stockholders' equity	67,870,110	74,163,158
Total liabilities and stockholders' equity	$111,932,327	$108,894,027

5

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net revenue:
Subscription services	$13,313,169	$11,369,956	$48,035,953	$43,549,359
Media	3,969,642	3,431,147	13,017,265	10,901,052
Total net revenue	17,282,811	14,801,103	61,053,218	54,450,411
Operating expense:
Cost of services	8,832,742	6,824,032	31,730,740	27,431,566
Sales and marketing	4,397,243	3,809,192	15,600,129	14,453,465
General and administrative	4,124,740	2,988,348	13,946,681	12,218,964
Depreciation and amortization	1,000,469	1,006,253	3,179,377	3,768,536
Restructuring and other charges	—	—	—	385,610
Loss on disposition of assets	—	—	—	187,434
Total operating expense	18,355,194	14,627,825	64,456,927	58,445,575
Operating (loss) income	(1,072,383)	173,278	(3,403,709)	(3,995,164)
Net interest (expense) income	(7,792)	39,579	88,993	209,463
Net (loss) income before income taxes	(1,080,175)	212,857	(3,314,716)	(3,785,701)
Provision for income taxes	475,161	—	475,161	—
Net (loss) income	(1,555,336)	212,857	(3,789,877)	(3,785,701)
Preferred stock cash dividends	96,424	—	385,696	—
Net (loss) income attributable to common stockholders	$(1,651,760)	$212,857	$(4,175,573)	$(3,785,701)
Basic net (loss) income per share:
Net (loss) income attributable to common stockholders	$(0.05)	$0.01	$(0.12)	$(0.11)
Diluted net (loss) income per share:
Net (loss) income attributable to common stockholders	$(0.05)	$0.01	$(0.12)	$(0.11)
Cash dividends declared and paid per common share	$0.025	$—	$0.010	$—
Weighted average basic shares outstanding	34,469,494	33,936,814	34,370,843	33,725,317
Weighted average diluted shares outstanding	34,469,494	34,704,620	34,370,843	33,725,317
Reconciliation of net loss to adjusted EBITDA - see note (1):
Net (loss) income	$(1,555,336)	$212,857	$(3,789,877)	$(3,785,701)
Provision for income taxes	475,161	—	475,161	—
Net interest (expense) income	7,792	(39,579)	(88,993)	(209,463)
Depreciation and amortization	1,000,469	1,006,253	3,179,377	3,768,536
EBITDA	(71,914)	1,179,531	(224,332)	(226,628)
Restructuring and other charges	—	—	—	385,610
Stock based compensation	420,039	465,946	1,774,761	1,681,988
Recovery of previously impaired investment	(255,000)	—	(255,000)	—
Loss on disposition of assets	—	—	—	187,434
Transaction related costs	1,007,981	(20,000)	1,548,884	121,118
Adjusted EBITDA	$1,101,106	$1,625,477	$2,844,313	$2,149,522

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THESTREET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(3,789,877)	$(3,785,701)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Stock-based compensation expense	1,774,761	1,681,988
Provision for doubtful accounts	189,992	81,392
Depreciation and amortization	3,179,377	3,768,536
Deferred taxes	440,899	—
Restructuring and other charges	—	393,195
Deferred rent	(325,147)	(322,533)
Noncash barter activity	—	20,000
Loss (gain) on disposition of assets	—	187,434
Changes in operating assets and liabilities:
Accounts receivable	189,008	1,450,605
Other receivables	573,028	951,116
Prepaid expenses and other current assets	268,677	296,012
Other assets	14,138	(6,675)
Accounts payable	73,567	(1,463,684)
Accrued expenses	979,331	(1,384,257)
Deferred revenue	(144,069)	517,882
Other current liabilities	212,149	114,950
Other liabilities	(83,749)	(21,908)
Net cash provided by (used in) operating activities	3,552,085	2,478,352
Cash Flows from Investing Activities:
Sale and maturity of marketable securities	9,420,434	22,247,394
Capital expenditures	(1,931,173)	(1,118,679)
Purchase of Management Diagnostics Limited	(19,922,072)	—
Proceeds from the disposition of assets	—	71,881
Purchase of assets from DealFlow Media, Inc.	—	(1,764,716)
Net cash provided by (used in) investing activities	(12,432,811)	19,435,880
Cash Flows from Financing Activities:
Cash dividends paid on common stock	(3,476,893)	—
Cash dividends paid on preferred stock	(385,696)	—
Proceeds from the exercise of stock options	302,977	74,366
Shares withheld on RSU vesting to pay for withholding taxes	(544,483)	(390,199)
Net cash used in financing activities	(4,104,095)	(315,833)
Effect of exchange rate changes on cash and cash equivalents	71	—
Net increase (decrease) in cash and cash equivalents	(12,984,750)	21,598,399
Cash and cash equivalents, beginning of period	45,443,759	23,845,360
Cash and cash equivalents, end of period	$32,459,009	$45,443,759
Noncash investing and financing activities:
Stock issued for business combination	$—	$780,863
Reconciliation of net loss to free cash flow - see note (1):
Net loss	$(3,789,877)	$(3,785,701)
Noncash expenditures	5,259,882	5,810,012
Changes in operating assets and liabilities	2,082,080	454,041
Capital expenditures	(1,931,173)	(1,118,679)
Free cash flow	$1,620,912	$1,359,673